Exhibit 99.1

SUNOCO 2Q09 EARNINGS, PAGE 1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Bill Diebold (investors) 215-977-6764

No.21-09

SUNOCO REPORTS SECOND QUARTER 2009 RESULTS

PHILADELPHIA, August 5, 2009 — Sunoco, Inc. (NYSE: SUN) today reported a net loss attributable to Sunoco shareholders of $55 million ($0.47 per share diluted) for the second quarter of 2009 versus net income attributable to Sunoco shareholders of $82 million ($0.70 per share diluted) for the second quarter of 2008. Excluding special items, Sunoco had a loss for the 2009 second quarter of $31 million ($0.27 per share diluted) versus 2008 second quarter income of $61 million ($0.52 per share diluted).

For the first half of 2009, Sunoco reported a net loss attributable to Sunoco shareholders of $43 million ($0.37 per share diluted) versus net income attributable to Sunoco shareholders of $23 million ($0.20 per share diluted) for the first half of 2008. Excluding special items, Sunoco had income of $28 million ($0.24 per share diluted) in the first half of 2009 versus 2008 first half income of $2 million ($0.02 per share diluted).

“During the second quarter, refining and chemicals results were impacted by weak demand and rising crude prices, but our other businesses continued to generate steady earnings. Our refining operating results were also negatively affected by a $14 million after-tax charge associated with the permanent shutdown of the ethylene complex at our Marcus Hook refinery. This decision was made after a fire impacted the operations, and it was determined that the demand for those products did not justify repairing or replacing equipment damaged in the fire,” said Lynn Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “The earnings contribution from our non-refining businesses improved to $78 million in the second quarter, up from $47 million in the prior-year period. Retail Marketing modestly improved from the prior year although weak demand and rising feedstock costs continued to limit its contributions. Logistics earned $26 million with strong results from Sunoco Logistics Partners L.P. and our Coke segment earned $42 million.”

Commenting on the Company’s outlook, Elsenhans said, “We continue to expect a challenging market for petroleum and chemical products due to ongoing economic weakness and additional global

SUNOCO 2Q09 EARNINGS, PAGE 2

supply. However, the Company remains focused on executing our strategic plan by improving our competitive cost position and optimizing our portfolio and operational performance. Specifically, during the quarter, we completed the sale of the Tulsa refinery and related inventory on June 1 for $157 million and acquired Northeast Biofuels, LP, a 100 million gallon-per-year ethanol facility in New York, for $9 million. We also continued to make progress on cost reductions through our business improvement initiative. We remain focused on maintaining our financial flexibility and spending discipline as we manage through this refining down cycle.”

DETAILS OF SECOND QUARTER RESULTS

REFINING AND SUPPLY - Continuing Operations

Refining and Supply had a loss from continuing operations totaling $77 million in the current quarter versus income of $27 million in the second quarter of 2008. The decrease in results was due to lower realized margins, a $14 million after-tax write-off of certain assets in connection with the shutdown of the ethylene complex at the Marcus Hook refinery and lower production volumes, partially offset by lower expenses. Our realized margins and crude utilization rate were negatively affected by market weakness and rising crude prices during the quarter. The overall crude utilization rate was 78 percent for the quarter. Third quarter production will also be impacted by a planned turnaround at our Toledo refinery which commenced in early August and will extend to mid-September. In addition, we are taking a one-month maintenance outage at a fluid catalytic cracking unit in our Philadelphia refinery for repairs that should improve the unit’s operating performance.

REFINING AND SUPPLY- Discontinued Operations

Discontinued Tulsa refining operations had a loss of $6 million in the second quarter of 2009 versus income of $5 million in the second quarter of 2008. The decline in operating results was primarily attributable to lower realized margins and production volumes, partially offset by lower expenses. The second quarter of 2009 reflects only two months of production as the Tulsa refinery was sold on June 1, 2009.

RETAIL MARKETING

Retail Marketing earned $10 million in the current quarter versus break-even results in the second quarter of 2008. The increase in earnings was primarily due to lower expenses, partially offset by lower average retail gasoline margins. Sales volumes were relatively flat versus the year-ago quarter, but retail gasoline margins were negatively affected by rising wholesale prices and a weak demand environment.

CHEMICALS

Chemicals had break-even results in the second quarter of 2009 versus income of $3 million in the second quarter of 2008. The decrease in results was due primarily to lower margins and sales volumes, partially offset by lower expenses and a $2 million favorable after-tax lower of cost or market adjustment to its polypropylene inventory previously written down in the fourth quarter of 2008.

SUNOCO 2Q09 EARNINGS, PAGE 3

LOGISTICS

Logistics earned $26 million in the second quarter of 2009 versus $21 million in the second quarter of 2008. The increase was due to higher lease acquisition results, increased crude oil pipeline and storage revenues, and earnings from a refined products pipeline and terminal system acquired in November 2008.

COKE

Coke earned $42 million in the second quarter of 2009 compared to $23 million in the second quarter of 2008. The increase in earnings was primarily due to increased price realizations from coke production at Jewell and the receipt of a $6 million after-tax dividend in the second quarter of 2009 from the Brazilian cokemaking operations.

CORPORATE AND OTHER

Corporate Expenses – Corporate administrative expenses were $15 million after tax in the second quarter of 2009 versus $11 million after tax in the second quarter of 2008. The increase was primarily due to a higher unfavorable income tax consolidation adjustment. Corporate expenses included income tax consolidation adjustments amounting to $5 and $2 million in the second quarters of 2009 and 2008, respectively.

Net Financing Expenses and Other – Net financing expenses and other were $11 million after tax in the second quarter of 2009 versus $7 million after tax in the second quarter of 2008. The increase was primarily due to higher interest expense.

SPECIAL ITEMS

During the second quarter of 2009, Sunoco established a $44 million after-tax accrual for employee terminations and related costs in connection with its business improvement initiative, of which $39 million after tax was attributable to a noncash provision for pension and postretirement settlement and curtailment losses. Sunoco also recognized a $20 million net after-tax gain in the second quarter of 2009 related to the divestment of the discontinued Tulsa refining operations.

During the second quarter of 2008, Sunoco recognized an $11 million after-tax gain on an insurance recovery related to an MTBE litigation settlement and a $10 million after-tax gain related to the settlement of issues pertaining to certain state corporate income tax returns filed for prior years.

SUNOCO 2Q09 EARNINGS, PAGE 4

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 825 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 6,000 miles of crude oil and refined product owned and operated pipelines and 43 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual production capacity of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on August 6, 2009. It can be accessed through Sunoco’s website—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial

SUNOCO 2Q09 EARNINGS, PAGE 5

negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2008 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 2Q09 EARNINGS, PAGE 6

Sunoco, Inc.

2009 Second Quarter and Six-Month Financial Summary

(Unaudited)

	2009	2008*
Second Quarter

Revenues	$7,509,000,000	$15,179,000,000
Net Income (Loss)	$(21,000,000)	$108,000,000
Less: Net Income Attributable to Noncontrolling (Minority) Interests	34,000,000	26,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$(55,000,000)	$82,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$(.47)	$.70
Diluted	$(.47 )**	$.70
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	116.9
Diluted	116.9 **	117.0

Six Months

Revenues	$13,644,000,000	$27,283,000,000
Net Income	$30,000,000	$70,000,000
Less: Net Income Attributable to Noncontrolling (Minority) Interests	73,000,000	47,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$(43,000,000)	$23,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$(.37)	$.20
Diluted	$(.37 )**	$.20
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	117.0
Diluted	116.9 **	117.2

*	Restated to reflect the adoption of the provisions of Statement of Financial Accounting Standards No.160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 160”). Net income attributable to noncontrolling (minority) interests relates to income from Sunoco Logistics Partners L.P. and SunCoke Energy’s Indiana Harbor cokemaking operations.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 2Q09 EARNINGS, PAGE 7

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended June 30
	2009	2008	Variance

Refining and Supply:

Continuing operations	$(77)	$27	$(104)

Discontinued Tulsa operations	(6)	5	(11)

Retail Marketing	10	—	10

Chemicals	—	3	(3)

Logistics	26	21	5

Coke	42	23	19

Corporate and Other:

Corporate expenses	(15)	(11)	(4)

Net financing expenses and other	(11)	(7)	(4)

	(31)	61	(92)

Special items	(24)*	21	(45)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(55)	$82	$(137)

Earnings (loss) per share of common stock (diluted):

Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.27)	$.52	$(.79)

Special items	(.20)	.18	(.38)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.47)	$.70	$(1.17)

*	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations.

SUNOCO 2Q09 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Six Months Ended June 30
	2009	2008	Variance

Refining and Supply:

Continuing operations	$(63)	$(96)	$33

Discontinued Tulsa operations	3	5	(2)

Retail Marketing	16	26	(10)

Chemicals	(4)	21	(25)

Logistics	56	36	20

Coke	67	48	19

Corporate and Other:

Corporate expenses	(26)	(28)	2

Net financing expenses and other	(21)	(10)	(11)

	28	2	26

Special items	(71)*	21	(92)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(43)	$23	$(66)

Earnings (loss) per share of common stock (diluted):

Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.24	$.02	$.22

Special items	(.61)	.18	(.79)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.37)	$.20	$(.57)

*	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations and a $3 million after-tax provision for asset write-downs attributable to the Tulsa refinery.

SUNOCO 2Q09 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2009	2008	2009	2008
REFINING AND SUPPLY*

Income (Loss) (Millions of Dollars)	$(77)	$27	$(63)	$(96)
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$3.65	$6.98	$4.95	$5.06
Market Benchmark*** (Per Barrel)	$7.05	$10.74	$6.88	$8.18
Crude Inputs as Percent of Crude Unit Rated Capacity	78	83	77	84
Throughputs (Thousand Barrels Daily):
Crude Oil	644.2	687.0	635.6	692.9
Other Feedstocks	81.7	82.2	74.7	80.2

Total Throughputs	725.9	769.2	710.3	773.1

Products Manufactured (Thousand Barrels Daily):
Gasoline	370.3	376.6	360.2	376.2
Middle Distillates	229.5	288.2	231.5	277.5
Residual Fuel	61.9	51.0	61.5	53.6
Petrochemicals	31.5	35.8	28.6	34.3
Other	61.8	48.6	58.1	63.0

Total Production	755.0	800.2	739.9	804.6
Less: Production Used as Fuel in Refinery Operations	34.8	36.5	35.2	37.1

Total Production Available for Sale	720.2	763.7	704.7	767.5

*	Excludes amounts attributable to the Tulsa refinery for all periods presented. The Tulsa refinery was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).

SUNOCO 2Q09 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2009	2008	2009	2008
RETAIL MARKETING

Income (Millions of Dollars)	$10	$—	$16	$26
Retail Margin* (Per Barrel):
Gasoline	$2.94	$3.11	$2.82	$3.87
Middle Distillates	$5.03	$4.77	$7.89	$5.95
Sales (Thousand Barrels Daily):
Gasoline	300.0	298.3	291.1	289.2
Middle Distillates	30.4	37.4	33.5	37.5

	330.4	335.7	324.6	326.7

Total Retail Gasoline Outlets, End of Period	4,708	4,714	4,708	4,714
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (M Gal/Site/Month)	153	152	148	148
Convenience Stores:
Total Stores, End of Period	668	710	668	710
Merchandise Sales (M$/Store/Month)	$92	$86	$85	$81
Merchandise Margin (Company Operated) (% of Sales)	27%	28%	28%	28%

*       Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

CHEMICALS

Income (Loss) (Millions of Dollars)	$—	$3	$(4)	$21
Margin* (Cents per Pound):
All Products**	8.7	9.1	8.2	9.9
Phenol and Related Products	8.2	7.5	7.4	8.3
Polypropylene**	9.3	11.2	9.0	11.9
Sales (Millions of Pounds):
Phenol and Related Products	427	591	834	1,190
Polypropylene	492	562	1,006	1,131
Other	3	19	8	43

	922	1,172	1,848	2,364

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
**	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount. These margins exclude favorable lower of cost or market inventory adjustments totaling $3 million ($2 million after tax) for the three months ended June 30, 2009 and $20 million ($12 million after tax) for the six months ended June 30, 2009.

SUNOCO 2Q09 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2009		2008	2009		2008
LOGISTICS

Income (Millions of Dollars)	$26		$21	$56		$36
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,486		1,192	1,495		1,215
Affiliated Customers	1,461		1,546	1,450		1,562

	2,947		2,738	2,945		2,777

* Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$42		$23	$67		$48
Coke Production (Thousands of Tons):
United States	694	*	614	1,375	*	1,227
Brazil	282		404	562		792

* Includes amounts attributable to a second 550 thousand tons-per-year cokemaking facility at SunCoke Energy’s Haverhill site which commenced operations in July 2008.

DEPRECIATION, DEPLETION AND AMORTIZATION* (Millions of Dollars)

Refining and Supply	$84	**	$62	$149	**	$123
Retail Marketing	25		26	50		52
Chemicals	16		16	32		33
Logistics	12		10	23		25
Coke	7		6	15		11

	$144		$120	$269		$244

*       Excludes amounts attributable to the Tulsa refinery for all periods presented. The Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, has been classified as a discontinued operation in the Company’s consolidated statements of operations.

**     Includes $19 million attributable to the write-off of certain assets at the Marcus Hook refinery as a result of a fire at this facility in May 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing Operations	$96		$159	$203		$331
Discontinued Tulsa Operations	1		8	3		14
Retail Marketing	20		30	28		43
Chemicals	7		15	15		21
Logistics	37		28	70		51
Coke	69		64	138		101

	$230		$304	$457		$561

SUNOCO 2Q09 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd	3rd	4th	Total

Refining and Supply :

Continuing operations	$(123)	$27	$398	$146	$448

Discontinued Tulsa operations	—	5	26	36	67

Retail Marketing	26	—	72	103	201

Chemicals	18	3	19	(4)	36

Logistics	15	21	20	29	85

Coke	25	23	29	28	105

Corporate and Other:

Corporate expenses	(17)	(11)	2	(20)	(46)

Net financing expenses and other	(3)	(7)	(7)	(5)	(22)

	(59)	61	559	313	874

Special Items*	—	21	(10)	(109)	(98)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

Earnings (loss) per share of common stock (diluted):

Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.50)	$.52	$4.78	$2.68	$7.46

Special items	—	.18	(.08)	(.94)	(.83)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.50)	$.70	$4.70	$1.74	$6.63

*	Includes provisions for asset write-downs attributable to the Tulsa refinery of $10 and $85 million after tax in the third quarter and fourth quarter of 2008, respectively.

SUNOCO 2Q09 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd

Refining and Supply:

Continuing operations	$14	$(77)

Discontinued Tulsa operations	9	(6)

Retail Marketing	6	10

Chemicals	(4)	—

Logistics	30	26

Coke	25	42

Corporate and Other:

Corporate expenses	(11)	(15)

Net financing expenses and other	(10)	(11)

	59	(31)

Special Items*	(47)	(24)

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)

Earnings (loss) per share of common stock (diluted):

Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)

Special items	(.40)	(.20)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)

*	Includes a $3 million after-tax provision for asset write-downs attributable to the Tulsa refinery in the first quarter of 2009 and a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations in the second quarter of 2009.

SUNOCO 2Q09 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008*
	1st	2nd	3rd	4th	Total

REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,087	$15,157	$15,135	$8,604	$50,983

Interest income	9	3	4	1	17

Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	—	—	23	23

Other income, net	8	19	13	13	53

	12,104	15,179	15,152	8,641	51,076

COSTS AND EXPENSES

Cost of products sold and operating expenses	11,252	14,077	13,267	7,120	45,716

Consumer excise taxes	574	621	631	613	2,439

Selling, general and administrative expenses	172	192	203	238	805

Depreciation, depletion and amortization	124	120	125	130	499

Payroll, property and other taxes	41	33	37	33	144

Provision for asset write-downs and other matters	—	(18)	—	86	68

Interest cost and debt expense	28	28	27	28	111

Interest capitalized	(9)	(8)	(9)	(13)	(39)

	12,182	15,045	14,281	8,235	49,743

Income (loss) from continuing operations before income tax expense (benefit)	(78)	134	871	406	1,333

Income tax expense (benefit)	(40)	31	311	114	416

Income (loss) from continuing operations	(38)	103	560	292	917

Income (loss) from discontinued operations	—	5	16	(49)	(28)

Net income (loss)	(38)	108	576	243	889

Less: Net income attributable to noncontrolling (minority) interests	21	26	27	39	113

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

*	Restated to treat the Tulsa refinery that was sold on June 1, 2009 as a discontinued operation and to reflect the adoption of the provisions of SFAS No. 160.

SUNOCO 2Q09 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009
	1st*	2nd

REVENUES
Sales and other operating revenue (including consumer excise taxes)	$6,128	$7,482

Interest income	1	3

Other income, net	6	24

	6,135	7,509

COSTS AND EXPENSES

Cost of products sold and operating expenses	5,078	6,534

Consumer excise taxes	569	605

Selling, general and administrative expenses	187	174

Depreciation, depletion and amortization	125	144

Payroll, property and other taxes	41	35

Provision for asset write-downs and other matters	73	75

Interest cost and debt expense	31	39

Interest capitalized	(10)	(12)

	6,094	7,594

Income (loss) from continuing operations before income tax benefit	41	(85)

Income tax benefit	(4)	(50)

Income (loss) from continuing operations	45	(35)

Income from discontinued operations	6	14

Net income (loss)	51	(21)

Less: Net income attributable to noncontrolling (minority) interests	39	34

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)

*	Restated to treat the Tulsa refinery that was sold on June 1, 2009 as a discontinued operation.

SUNOCO 2Q09 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At June 30 2009	At December 31 2008*
ASSETS
Current Assets
Cash and cash equivalents	$67	$240
Accounts and notes receivable, net	2,356	1,636
Inventories	1,053	821
Deferred income taxes	168	138

Total Current Assets	3,644	2,835

Investments and long-term receivables	180	173
Properties, plants and equipment, net	7,934	7,799
Deferred charges and other assets	345	343

Total Assets	$12,103	$11,150

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,909	$3,140
Short-term borrowings	148	310
Current portion of long-term debt	145	148
Taxes payable	135	339

Total Current Liabilities	4,337	3,937

Long-term debt	2,067	1,705
Retirement benefit liabilities	839	836
Deferred income taxes	972	859
Other deferred credits and liabilities	511	533
Equity
Sunoco, Inc. shareholders’ equity	2,821	2,842
Noncontrolling (minority) interests	556	438

Total Equity	3,377	3,280

Total Liabilities and Equity	$12,103	$11,150

*	Restated to reflect the adoption of the provisions of SFAS No. 160.

SUNOCO 2Q09 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30
	2009	2008*

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30	$70
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on divestment of discontinued Tulsa operations	(34)	—
Provision for asset write-downs and other matters	154	(18)
Depreciation, depletion and amortization	269	252
Deferred income tax expense (benefit)	20	(135)
Payments less than expense for retirement plans	12	8
Changes in working capital pertaining to operating activities	(544)	8
Other	2	(32)

Net cash provided by (used in) operating activities	(91)	153

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(457)	(561)
Proceeds from divestment of Tulsa refinery and related inventory	157	—
Proceeds from other divestments	29	8
Other	—	35

Net cash used in investing activities	(271)	(518)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	(162)	100
Net proceeds from issuance of long-term debt	778	85
Repayments of long-term debt	(422)	(87)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	110	—
Cash distributions to investors in cokemaking operations	(8)	(20)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(36)	(29)
Cash dividend payments	(70)	(67)
Purchases of common stock for treasury	—	(49)
Other	(1)	(2)

Net cash provided by (used in) financing activities	189	(69)

Net decrease in cash and cash equivalents	(173)	(434)
Cash and cash equivalents at beginning of period	240	648

Cash and cash equivalents at end of period	$67	$214

*	Restated to reflect the adoption of the provisions of SFAS No. 160.

-END OF SUNOCO 2Q09 EARNINGS REPORT-